UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02               Results of Operations and Financial Condition

Today, May 6, 2020, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its fiscal 2020 second quarter financial and operating results and providing a COVID-19 business update. See Item 7.01, Regulation FD Disclosure, below.

Item 7.01               Regulation FD Disclosure

Today, May 6, 2020, the Registrant is issuing a press release (Exhibit 99.1) announcing its fiscal 2020 second quarter financial and operating results and providing a COVID-19 business update. The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time. The press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com and can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Registrant reserves the right to discontinue that availability at any time.

Item 8.01               Other Events

“Item 1A. Risk Factors” of our most recent Form 10-K, filed November 29, 2019, includes a discussion of our risk factors. The information presented below updates, and should be read in conjunction with, the risk factors and information disclosed in our Form 10-K.

The COVID-19 pandemic and its widespread effects on the United States and global economies may have a material adverse effect on our business which could continue for an unknown period of time.

The rapid spread of the COVID-19 virus, as well as the measures governments and private organizations have implemented in order to stem the spread of this pandemic, is resulting in significant worldwide disruptions and contractions in economic activity, including those resulting from “shelter in place” and similar orders, restrictions on non-essential business operations and travel, and increased unemployment. Significant governmental and business resources are being reallocated from normal governmental and business expenditures toward COVID-19 prevention and treatment as well as toward attempting to mitigate the effects of the pandemic on individuals physically or economically harmed by these economic disruptions.

The Company is subject to postponement or cancellation of certain contracts to which it is a party, including a substantial number of government contracts which may be delayed or terminated for convenience without penalty. Current restrictions and conditions may also prevent or delay the Company in accessing customer facilities to deliver products and provide services, and may disrupt or delay the Company’s supply chain. While the Company's businesses have been classified as essential businesses and allowed to remain in operation in jurisdictions in which facility closures have been mandated, the Company can give no assurance that this will not change in the future or that the Company's businesses will be classified as essential in each of the jurisdictions in which it operates. Further, although the Company has implemented prevention procedures at its own facilities, including enhanced cleaning procedures, social distancing efforts and working from home where feasible, and substantially all of its facilities have so far remained in business, due to the nature of the COVID-19 pandemic there can be no assurance that the Company will not suffer facility closures or other adverse effects on its business operations in the future.

These facts and circumstances may have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows. The extent to which the COVID-19 pandemic will impact the Company’s business, results of operations, financial condition and cash flows in the future, and the length of time these impacts may continue, will depend on future developments that are highly uncertain and cannot be predicted at this time, including new information that may emerge concerning the severity of COVID-19, the longevity of COVID-19 and the actions to contain its impact.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 6, 2020
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Registrant does not intend them to be active links to its web site. Information contained on the Registrant’s web site does not constitute part of this Form 8-K or the press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2020
ESCO TECHNOLOGIES INC.

	By:	/s/ Gary E. Muenster
Gary E. Muenster
Executive Vice President and Chief Financial Officer